                         MORGAN STANLEY FX SERIES FUNDS

                          FORM OF PLAN OF DISTRIBUTION
                             PURSUANT TO RULE 12B-1

     WHEREAS, Morgan Stanley FX Series Funds engages or intends to engage in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act"), and has separate series or portfolios, each of which is a separate pool of assets with its own investment policies and each of which is set forth on Schedule A, as it may be supplemented from time to time (each a "Fund" and collectively the
"Funds"); and

     WHEREAS, each Fund desires to adopt a Plan of Distribution pursuant to Rule
12b-1 under the Act, and the Trustees have determined that there is a reasonable likelihood that adoption of the Plan of Distribution will benefit such Fund and its shareholders; and

     WHEREAS, each Fund and Morgan Stanley Distributors Inc. (the
"Distributor"), have entered into a Distribution Agreement (the "Distribution
Agreement") pursuant to which the Fund employs the Distributor in such capacity during the continuous offering of shares of the Fund; and

     NOW, THEREFORE, each Fund hereby adopts, and the Distributor hereby agrees to the terms of, this Plan of Distribution (the "Plan") in accordance with Rule
12b-1 under the Act on the following terms and conditions with respect to the applicable Class A and Class C shares of each Fund:

     1. The Distributor hereby undertakes to directly bear all costs of rendering the services to be performed by it under this Plan and under the
Distribution Agreement, except for those specific expenses that the Trustees determine to reimburse as hereinafter set forth.

     2. (a) Each Fund is hereby authorized to reimburse the Distributor, Morgan
Stanley DW Inc. ("Morgan Stanley DW"), its affiliates and other broker-dealers for distribution-related expenses incurred by them specifically on behalf of
Class A and Class C shares of the Fund, including personal services to shareholders with respect to their holdings of Fund shares. Reimbursement will be made through payments at the end of each month. For each Fund set forth on
Schedule A, the amount of each monthly payment may in no event exceed an amount equal to a payment at the annual rate of the average daily net assets of Class A and Class C as set forth in Schedule A. With respect to Class A, in the case of all expenses other than expenses representing the service fee and, with respect to Class C, in the case of all expenses other than expenses representing a gross sales credit or a residual to financial advisors, such amounts shall be determined at the beginning of each calendar quarter by the Trustees, including a majority of the Trustees who are not "interested persons" of the Funds, as defined in the Act. Expenses representing the service fee (for Class A) or a gross sales credit or a residual to financial advisors (for Class C) may be reimbursed without prior Board determination. In the event that the Distributor proposes that monies shall be reimbursed for other than such expenses, then in making the quarterly determinations of the amounts that may be expended by each
Fund, the Distributor shall provide, and the Trustees shall review, a quarterly budget of projected distribution expenses to be incurred by the Distributor,
Morgan Stanley DW, its affiliates or other broker-dealers on behalf of each Fund together with a report explaining the purposes and anticipated benefits of incurring such expenses. The Trustees shall determine the particular expenses, and the portion thereof that may be borne by each Fund, and in making such determination shall consider the scope of the Distributor's commitment to promoting the distribution of each Fund's Class A and Class C shares directly or through Morgan Stanley DW, its affiliates or other broker-dealers.

          (b) If, as of the end of any calendar year, the Actual Distribution
Expenses, as defined in paragraph 4 hereof, incurred by the Distributor, Morgan
Stanley DW, its affiliates and other broker-dealers on behalf of Class A or
Class C shares, respectively, of each Fund (including accrued expenses and amounts reserved for incentive compensation and bonuses) are less than the amount of payments made by such Class pursuant to this Plan, the Distributor shall promptly make appropriate reimbursement to the appropriate Class. If, however, as of the end of any calendar year, the Actual Distribution Expenses
(other than expenses representing a gross sales credit) of the Distributor,
Morgan Stanley DW, its affiliates and other broker-dealers, incurred on behalf of Class A or Class C Shares, of the Fund are greater than the amount of payments made by Class A or Class C shares of each Fund pursuant to this Plan, such Class will not reimburse the Distributor, Morgan Stanley DW, its affiliates or other broker-dealers for such expenses through payments accrued pursuant to this Plan in the subsequent fiscal year. Expenses representing a gross sales credit may be reimbursed in the subsequent calendar year.

     3. The Distributor may direct that all or any part of the amounts receivable by it under this Plan be paid directly to Morgan Stanley DW, its affiliates or other broker-dealers who provide distribution and shareholder services. All payments made hereunder pursuant to the Plan shall be in accordance with the terms and limitations of the Rules of the National
Association of Securities Dealers, Inc.

     4. "Actual Distribution Expenses" are amounts spent by the Distributor,
Morgan Stanley DW or its affiliates and other broker-dealers on any activities or expenses related to the distribution of each Fund's shares or services to shareholders, including, but not limited to: compensation to, and expenses of, financial advisors or other employees of the Distributor, Morgan Stanley DW, its affiliates or other broker-dealers; overhead and other branch office distribution-related expenses and telephone expenses of persons who engage in or support distribution of shares or who provide personal services to shareholders;
printing of prospectuses and reports for other than existing shareholders;
preparation, printing and distribution of sales literature and advertising materials. The overhead and other branch office distribution-related expenses referred to in this paragraph 5 may include: (a) the expenses of operating the branch offices of the Distributor or other broker-dealers, including Morgan
Stanley DW, in connection with the sale of Fund shares, including lease costs, the salaries and employee benefits of operations and sales support personnel, utility costs, communications costs and the costs of stationery and supplies;
(b) the costs of client sales seminars; (c) travel expenses of mutual fund sales coordinators to promote the sale of Fund shares; and (d) other expenses relating to branch promotion of Fund sales.

     5. It is contemplated that, with respect to Class A shares, the entire fee set forth in paragraph 2(a) will be characterized as a service fee within the meaning of the National Association of Securities Dealers, Inc. guidelines and that, with respect to Class C shares, payments at the annual rate of 0.25% will be so characterized.

     6. For each Fund this Plan shall not take effect with respect to any particular Class until it has been approved, together with any related agreements, by votes of a majority of the Board of Trustees of each Fund and of the Trustees who are not "interested persons" of such Fund (as defined in the
Act) and have no direct financial interest in the operation of this Plan or any agreements related to it (the "Rule

                                      -2-

12b-1 Trustees"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

     7. For each Fund this Plan shall continue in effect with respect to each
Class for a period of one year from the effective date hereof (or in the case of any Fund added to Schedule A of this Agreement after the date hereof, for an initial period of one year from the date that such Fund is added), and from year to year thereafter, provided such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 6 hereof.

     8. The Distributor shall provide to the Trustees of the Fund and the
Trustees shall review, at least quarterly, for each Fund a written report of the amounts so expended and the purposes for which such expenditures were made. In this regard, the Trustees shall request the Distributor to specify such items of expenses as the Trustees deem appropriate. The Trustees shall consider such items as they deem relevant in making the determinations required by paragraph 7 hereof.

     9. For each Fund this Plan may be terminated at any time with respect to a
Class by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding voting securities of the Fund. The Plan may remain in effect with the respect to a particular Class even if the Plan has been terminated in accordance with this paragraph 9 with respect to any other Class.

     10. For each Fund this Plan may not be amended with respect to any Class to increase materially the amount each Class may spend for distribution provided in paragraph 2 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting securities of that Class, and no material amendment to the Plan shall be made unless approved in the manner provided for approval in paragraph 6 hereof.

     11. While this Plan is in effect, the selection and nomination of Trustees who are not interested persons (as defined in the Act) of the Funds shall be committed to the discretion of the Trustees who are not interested persons.

     12. Each Fund shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 8 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

     13. The Declaration of Trust together with all amendments thereto establishing each Fund identified on Schedule A as a Massachusetts business trust (the "Declaration"), is on file in the office of the Secretary of the
Commonwealth of Massachusetts, and provides that the name of such Funds refers to the Trustees under the Declaration collectively as Trustees but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of such Fund shall be held to any personal liability, nor shall resort be had to their private property for this satisfaction of any obligation or claim or otherwise, in connection with the affairs of such Funds, but the Trust Estate only shall be liable.

                                      -3-

     IN WITNESS WHEREOF, the Funds and the Distributor have executed this Plan of Distribution as of the day and year set forth below in New York, New York.

Dated:

Attest:                                 On behalf of each Fund as set forth
                                        on Schedule A

By:                                     By:
    ---------------------------------       ------------------------------------

Attest:                                 MORGAN STANLEY DISTRIBUTORS INC.

By:                                     By:
    ---------------------------------       ------------------------------------

                                      -4-

                                   SCHEDULE A

                    ADOPTING FUNDS AND RESPECTIVE 12B-1 FEES

                    (effective as of ________________, 2007)

           Fund                                    12b-1 Fee
           ----                                    ---------

The FX Alpha Portfolio             Class A shares - in an amount each month up
                                   to an annual rate of 0.25% of the average
                                   daily net assets of Class A

                                   Class C shares - in an amount each month up
                                   to an annual rate of 0.75% of the average
                                   daily net assets of Class C

The FX Alpha Plus Portfolio        Class A shares - in an amount each month up
                                   to an annual rate of 0.25% of the average
                                   daily net assets of Class A

                                   Class C shares - in an amount each month up
                                   to an annual rate of 1.00% of the average
                                   daily net assets of Class C